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                            THE YACKTMAN FUNDS, INC.
                            ------------------------
                (Name of Registrant as Specified in its Charter)

                          YACKTMAN ASSET MANAGEMENT CO.
                          -----------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                                                       CONTACTS:
                                                                Peter C. Harkins
                                                              Mary Ellen Goodall
                                                          D. F. King & Co., Inc.
                                                                  (212) 269-5550

FOR IMMEDIATE RELEASE
---------------------

                MARYLAND COURT ISSUES TEMPORARY RESTRAINING ORDER
                -------------------------------------------------
                      AGAINST CARLSON/MALISZEWSKI DIRECTORS
                      -------------------------------------

                   November 24 Special Meeting Date Affirmed
                   ------------------------------------------

     CHICAGO, ILLINOIS, October 19, 1998 . . . Yacktman Asset Management Co. ("Yacktman"), the investment adviser to The Yacktman Funds, Inc. (the "Funds"), announced that on Friday, October 16, 1998, the Circuit Court for Baltimore City issued a temporary restraining order (a "TRO") enjoining four of the Funds' directors - - Jon D. Carlson, Stanislaw Maliszewski, Thomas R. Hanson and Stephen E. Upton (collectively, the "Carlson/Maliszewski Directors) -- from blocking a special meeting of the Funds' stockholders, which was called by Donald A. Yacktman for November 24.

     The court found that a TRO was necessary to prevent "immediate, substantial and irreparable harm" to stockholders of the Funds. The court held that actions by the Carlson/Maliszewski Directors have violated the rights of the Funds' stockholders to attend the duly called special meeting of stockholders and to vote on matters properly before them, including the removal of the Carlson/Maliszewski Directors. Therefore, the court entered the TRO, ordering the Carlson/Maliszewski Directors "to take no action to impede the conduct of the special stockholders meeting called by plaintiff Donald Yacktman for 11/24/98" and ordering the Carlson/Maliszewski Directors "to provide Yacktman immediately with a record date list of all stockholders entitled to notice of said meeting."

                                   (M O R E)

Yacktman Asset Management
October 19, 1998
Page 2

                                   Background

     As disclosed, Mr. Yacktman called the special meeting in his capacity as President of the Funds to consider and act on several proposals sponsored by Yacktman which, if adopted, would remove the Carlson/Maliszewski Directors from the board of directors of the Funds, reduce the size of the Funds' board of directors by one seat to five seats from six seats, and elect three new directors to serve on the Funds' board of directors with Donald A. Yacktman and Ronald W. Ball who currently hold seats on the Funds' board of directors. Shortly after Mr. Yacktman called the special meeting, the Carlson/ Maliszewski Directors voted to: 1) remove Mr. Yacktman as President of the Funds and Ronald Ball as Secretary; 2) to elevate Mr. Carlson to both positions; and 3) to rescind the call for the special meeting.

     Court papers submitted by Yacktman argued that: "Maryland's corporate law statutes clearly articulate that the president of a corporation may call a special  meeting of  stockholders....  Nowhere does the Maryland Code in any way authorize the Board of Directors to circumvent that Rule by firing the president who called the meeting and having the board of directors, one of which is the newly-elected president, rescind the call. Courts specifically have rejected such a rule as illogical."

     The complaint went on to say: "The effect of this illegal action is to deny the stockholders of The Yacktman Funds, including but not limited to [Yacktman], their rights under the by-laws and Maryland law to vote upon matters to be presented at a Special Meeting of Stockholders duly called by the President."

            Yacktman Still Serves as Investment Advisor to the Funds

     Yacktman continues to manage the Funds. Mr. Yacktman maintains that removal of the Carlson/Maliszewski Directors is required by disagreements among the directors of the Funds regarding the management and investment style of the Funds. As part of such disagreements, the

                                   (M O R E)

Yacktman Asset Management
October 19, 1998
Page 3


Carlson/Maliszewski Directors consistently have voted as a bloc in opposition to Donald Yacktman and Ronald Ball, contrary to what Yacktman perceives as the best interests of the Funds. Mr. Yacktman has said in an October 6 letter to stockholders that if his proposals are not adopted by the Funds' stockholders at the special meeting, stockholders "should assume that, going forward, Yacktman will not be the Funds' investment advisor."

     The entire cost of Yacktman's solicitation in connection with the Special Meeting, including litigation costs, is being paid by Yacktman (and not by the Funds). Mr. Yacktman has stressed that choosing who should manage the Funds' assets - Yacktman or the Carlson/Maliszewski Directors - is the imperative of the Funds' stockholders.

     Since  Mr.  Yacktman  advised  the  Carlson/Maliszewski  Directors  of  his intention to petition the stockholders for their removal, the Carlson/Maliszewski Directors have raised allegations against Yacktman regarding, among other things, 1) how the Funds are managed and who is actually managing them; 2) Yacktman's use of derivatives; and 3) Yacktman's adherence to the Funds' Code of Ethics. Mr. Yacktman maintains that he himself manages the funds, and that Yacktman's investment objective, strategy and style have not changed. Further, he has said that the Yacktman Fund is prohibited from trading in derivatives, and the Yacktman Focused Fund's derivative trading, which is limited to exchange-listed put options, was approved unanimously by the Funds' board of directors, including the Carlson/Maliszewski Directors. With regard to ethical violations, Mr. Yacktman denies any improprieties, and questions why, if ethical violations had occurred at the Funds, had the Carlson/Maliszewski Directors not exposed them sooner.

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